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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 8, 1998


               Borden Chemicals and Plastics Limited Partnership
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             (Exact name of registrant as specific in its charter)

            Delaware                  1-9699                 31-1269627
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     (State of incorporation)  (Commission File Number)  (I.R.S. Employer
                                                          Identification No.)

     Highway 73
     Geismar, Louisiana                                        70734
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     (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code:  (614) 225-4482

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Item 5. Other Events.
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        On July 8, 1998, Borden Chemicals and Plastics Limited Partnership
(the "Registrant") announced that its operating subsidiary, Borden Chemicals and Plastics Limited Partnership ("BCPOP") had reached agreement with BCPOP's lending banks on certain waivers and amendments relating to BCPOP's $100 million revolving credit facility. A press release announcing the agreement is attached hereto as Exhibit 99.1. The Amendment to the Credit Agreement governing the facility is attached hereto as Exhibit 99.2.















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Item 7.  Exhibits.
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99.1     Press Release dated July 8, 1998

99.2 Amendment, dated as of June 30, 1998, to the Credit Agreement dated as of December 19, 1997, among Borden Chemicals and Plastics Operating Limited Partnership, the several Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Administrative Agent.





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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                    BORDEN CHEMICALS AND PLASTICS
                    LIMITED PARTNERSHIP

                    By: BCP Management, Inc., its general partner


                    By:
                         ----------------------------------------------
                         Name:  Christopher L. Nagel
                         Title: Vice President, Chief Financial Officer
                                and Treasurer


DATED:  July 21, 1998

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                                 EXHIBIT INDEX

Exhibit No.
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99.1    Press Release dated July 8, 1998.

99.2 Amendment, dated as of June 30, 1998, to the Credit Agreement dated as of December 19, 1997, among Borden Chemicals and Plastics Operating Limited Partnership, the several Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Administrative Agent.